Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces First Quarter 2015 Results
− FFO per Share and Recurring FFO per Share Increase 21.7% and 8.7%, Respectively −

OAK BROOK, IL (May 7, 2015) - Inland Real Estate Corporation (NYSE: IRC), a publicly traded real estate investment trust that owns and operates high-quality, necessity and value-based retail centers primarily in select markets within the Central and Southeastern United States, today announced financial and operational results for the three months ended March 31, 2015.

Highlights

•	Funds from Operations (FFO) per weighted average common share (basic and diluted) was $0.28 for the three months ended March 31, 2015, an increase of 21.7% over $0.23 for the first quarter of 2014.

•
Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) per weighted average common share (basic and diluted) was $0.25 for the three months ended March 31, 2015, an increase of 8.7% over $0.23 for the first quarter of 2014.

•	Same-store net operating income (NOI) for the consolidated portfolio increased 7.6% for the quarter, over the comparable period in 2014.

•	Total portfolio leased occupancy was 95.0%, the sixth consecutive quarter with a rate of 95% or above.

•
Executed 80 leases within the total portfolio for 533,343 square feet of leasable space, an increase in square feet leased of nearly 46% over prior year quarter and nearly 31% over the average of the trailing four quarters.

•	Average base rent for new and renewal leases signed in the total portfolio increased by 19.4% and 8.8%, respectively, over expiring average rents.

•	IRC acquired the Westbury Square shopping center in Huntsville, Alabama for $23.4 million in cash.

•	IRC’s joint venture with PGGM acquired the Argonne Village shopping center in the Minneapolis-St. Paul MSA for
$26.3 million during the quarter and the Cedar Center North retail center in the Cleveland MSA for $15.4 million after the close of the quarter.

“We begin 2015 in a strong position, reporting solid first quarter results that represent continued execution of our strategic plan to further enhance the growth potential and value of our company,” said Mark Zalatoris, president and chief executive officer of Inland Real Estate Corporation. “Recurring FFO per share of $0.25 increased 8.7% over the prior year quarter, primarily the result of higher consolidated same store NOI and equity in earnings of unconsolidated joint ventures, which were driven by robust leasing activity and rent increases that reflect strong retailer demand for space in our centers. We continue to benefit from our internal and external growth initiatives, as we diversify and grow our portfolio through acquisitions, development joint ventures and redevelopment opportunities.”

Financial Results for the Quarter
FFO attributable to common stockholders was $28.0 million for the quarter ended March 31, 2015, compared to $23.2 million for the first quarter of 2014. On a per share basis, FFO was $0.28 (basic and diluted) for the first quarter of 2015, compared to $0.23 (basic and diluted) for the same period of 2014. The increases in FFO and FFO per share were primarily due to higher net

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operating income from the consolidated same store portfolio, increased lease termination income, and increased equity in earnings of unconsolidated joint ventures.

Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) was $25.2 million for the first quarter of 2015, compared to $23.1 million for the prior year quarter. On a per share basis, Recurring FFO was $0.25 (basic and diluted) for the three months ended March 31, 2015, compared to $0.23 for the three months ended March 31, 2014. The increases in Recurring FFO and Recurring FFO per share were due to the same items that impacted FFO, excluding the impact of lease termination income.

Net loss attributable to common stockholders for the three months ended March 31, 2015 was $1.0 million, compared to net income of $13.2 million for the first quarter of 2014. On a per common share basis, net loss attributable to common stockholders (basic and diluted) was $0.01 for the first quarter of 2015, compared to net income per common share of $0.13 (basic and diluted) for the prior year quarter. Net income for the quarter decreased year over year primarily due to impairments recorded during the quarter on assets currently under contract for sale, and lower gains on sales of investment properties compared to the first quarter of 2014. The decrease was partially offset by the same items that impacted FFO, plus lower depreciation and amortization expense.

Reconciliations of FFO and Recurring FFO to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and Recurring FFO per share to net income attributable to common stockholders per share, are provided at the end of this news release.

Portfolio Performance
Consolidated same-store NOI was $29.3 million for the quarter, representing an increase of 7.6% over the first quarter of 2014. The increase in same-store NOI was primarily driven by increased rental income from gains in occupancy and lower property operating expenses, compared to the first quarter of last year. Property operating expenses decreased due to lower snow removal costs year over year. The corresponding decline in tenant recovery income was partially offset by income true-up adjustments the Company recorded upon completion of annual tenant reconciliations.

Same-store financial occupancy was 93.0% for the consolidated portfolio, representing an increase of 60 basis points over one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three-month period during each year. A total of 94 of the Company’s investment properties within the consolidated portfolio satisfied this criterion during the period and are referred to as “same-store” properties. Same-store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company’s investment properties.

A reconciliation of consolidated same-store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter, the Company executed 80 leases within the total portfolio aggregating 533,343 square feet of gross leasable area (GLA). Total leases executed included:

•	Fifty-nine renewal leases comprising 350,148 square feet, with an average rental rate of $16.44 per square foot, representing an increase of 8.8% over the average expiring rent;

•	Eleven new leases comprising 47,780 square feet, with an average rental rate of $19.07 per square foot, representing an increase of 19.4% over the expiring rent; and

•
Ten non-comparable leases comprising 135,415 square feet, with an average rental rate of $11.32 per square foot. The Company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 70 new and renewal leases executed during the quarter had an average rental rate of $16.75 per square foot, representing an increase of 10.2% over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

For the total portfolio as of March 31, 2015, leased occupancy was 95.0% and financial occupancy was 93.0%, representing decreases of 20 basis points and 50 basis points, respectively, over one year ago. The decreases are primarily due to vacancies at Joliet Commons in Joliet, Illinois, and Dunkirk Square in Maple Grove, Minnesota, which are related to redevelopment projects

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currently underway at those properties. Leased occupancy is defined as the percentage of total gross leasable area for which there is a signed lease regardless of whether the tenant is currently obligated to pay rent under the lease agreement. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported Recurring EBITDA (earnings before interest, taxes, depreciation and amortization), which is EBITDA adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, of $39.3 million for the first quarter of 2015, compared to $36.7 million for the first quarter of 2014.

Definitions and reconciliations of EBITDA and Recurring EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

Recurring EBITDA coverage of interest expense was 4.2 times for the quarter ended March 31, 2015 compared to 3.3 times for the first quarter of 2014. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company’s operating performance because expenses that may not be indicative of operating performance are excluded.

As of March 31, 2015, the Company had an equity market capitalization (common shares) of $1.1 billion, outstanding preferred stock of $210.0 million (at face value), and total debt outstanding of $1.0 billion (including the pro-rata share of debt in unconsolidated joint ventures), for a total market capitalization of approximately $2.3 billion. The Company’s debt-to-total market capitalization was 44.3% as of March 31, 2015. Approximately 54.5% of total debt bears interest at fixed rates. As of March 31, 2015, the weighted average interest rate on the fixed rate debt was 5.09% and the overall weighted average interest rate, including variable rate debt, was 3.59%.

Acquisitions
On March 10, 2015, the Company acquired for its wholly-owned portfolio the 114,904-square-foot Westbury Square community center in Huntsville, Alabama, for $23.4 million in cash. The 100% leased center is anchored by Stein Mart, TJMaxx and Michaels, and features a vibrant blend of national and local retailers, restaurants and service providers, including Jimmy John’s, Moe’s Southwest Grill, Jenny Craig, and BB&T.

Dispositions
On February 26, 2015, the Company sold a 4,305-square-foot outlot currently leased to Chase Bank at the Mokena Marketplace shopping center in Mokena, Ill., for $5.3 million, and recorded a gain on sale of $1.4 million.

Joint Venture Activity
The Company has formed joint ventures with institutions and established developers to advance its strategic goal to further enhance the size, quality and diversification of its operating platform.

On February 2, 2015, the Company’s joint venture with PGGM purchased the 109,869-square-foot Argonne Village neighborhood shopping center in Lakeville, Minn., a suburb of Minneapolis, for $26.3 million in cash. Argonne Village is anchored by a 71,800-square-foot Cub Foods grocery store, with a complementary mix of co-tenants that includes Dollar Tree, Taco Bell, Starbucks, FedEx Kinko’s, Little Caesars Pizza, Great Clips, and others.

In February, the Company’s development joint venture with North American Real Estate purchased for $4.5 million a land parcel in Schaumburg, Ill., which it expects to develop into multi-tenant retail.

After the close of the quarter in April, the Company's joint venture with PGGM acquired the 61,400-square-foot Cedar Center North retail center in the Cleveland suburb of South Euclid, Ohio, for a purchase price of $15.4 million, excluding closing costs and adjustments and subject to future earnout payments. The center is 90% leased to PetSmart, Panera, Starbucks, Five Guys, Chipotle, and other national and local retailers.

Distributions
In January, February, March and April of 2015, the Company paid a monthly cash dividend of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock (Series A Preferred Stock), and a monthly cash dividend of $0.144791667 per share on the outstanding shares of its 6.95% Series B Cumulative Redeemable Preferred

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Stock (Series B Preferred Stock). In April, the Company declared a cash dividend of $0.169271 per share on the outstanding shares of its Series A Preferred Stock, and a cash dividend of $0.144791667 per share on the outstanding shares of its Series B Preferred Stock, both dividends payable on May 15, 2015, to Series A and Series B Preferred Stockholders of record at the close of business on May 1, 2015.

In January, February, March and April of 2015, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. In April, the Company declared a cash distribution of $0.0475 per common share, payable on May 18, 2015, to common stockholders of record at the close of business on April 30, 2015.

Guidance
For fiscal year 2015, the Company expects Recurring FFO per common share (basic and diluted) to range from $0.96 to $1.00. The Company’s guidance incorporates assumptions for an increase in consolidated same-store NOI to range from 2% to 3%, and consolidated same-store financial occupancy at year-end 2015 to range from 92.5% to 93.5%.

Conference Call/Webcast
Management will host a conference call to discuss the Company’s financial and operational results for the quarter ended
March 31, 2015, on Thursday, May 7, 2015, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, Chief Investment Officer. The live conference call can be accessed by dialing 1-877-509-5836 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-902-4131 for other international callers. A live webcast also will be available on the Company’s website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event until 12:01 a.m. ET on May 22, 2015. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10062965. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company’s website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Central and Southeastern United States. As of March 31, 2015, the Company owned interests in 134 fee simple investment properties, including 33 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three months ended March 31, 2015, is available at www.inlandrealestate.com.

Certain information in this supplemental information may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “seek,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A“Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2015, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

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Inland Real Estate Corporation Contact:
Dawn Benchelt, Director of Investor Relations
(888) 331-4732
ir@inlandrealestate.com

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Consolidated Balance Sheets
(in thousands, except per share data)

	March 31, 2015	December 31, 2014
Assets:	(unaudited)
Investment properties:
Land	$383,005	385,432
Construction in progress	31,900	23,812
Building and improvements	1,117,402	1,110,360
Total Investment Properties	1,532,307	1,519,604
Less accumulated depreciation	338,053	338,141
Net investment properties	1,194,254	1,181,463
Cash and cash equivalents	10,086	18,385
Accounts receivable, net	44,746	38,211
Mortgages receivable	24,750	24,750
Investment in and advances to unconsolidated joint ventures	160,003	170,720
Acquired lease intangibles, net	83,794	85,858
Deferred costs, net	18,673	18,674
Other assets	34,847	34,890
Total assets	$1,571,153	1,572,951

Liabilities:
Accounts payable and accrued expenses	$58,907	56,188
Acquired below market lease intangibles, net	42,269	41,108
Distributions payable	5,433	5,420
Mortgages payable	376,129	384,769
Unsecured credit facilities	455,000	440,000
Other liabilities	22,638	22,290
Total liabilities	960,376	949,775

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 Shares authorized:
8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, 4,400 issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	110,000	110,000
6.95% Series B Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, 4,000 issued and outstanding at March 31, 2015 and December 31, 2014, respectively.	100,000	100,000
Common stock, $0.01 par value, 500,000 shares authorized; 100,423 and 100,151 Shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,004	1,002
Additional paid-in capital (net of offering costs of $78,497 and $78,372 at March 31, 2015 and December 31, 2014, respectively)	877,341	874,154
Accumulated distributions in excess of net income	(471,459)	(456,120)
Accumulated other comprehensive loss	(6,970)	(6,338)
Total stockholders’ equity	609,916	622,698

Noncontrolling interest	861	478
Total equity	610,777	623,176

Total liabilities and equity	$1,571,153	1,572,951

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2015	2014
Revenues:
Rental income	$33,955	35,298
Tenant recoveries	16,739	20,043
Other property income	3,639	506
Fee income from unconsolidated joint ventures	1,434	1,259
Total revenues	55,767	57,106

Expenses:
Property operating expenses	8,920	12,374
Real estate tax expense	10,362	10,080
Depreciation and amortization	16,175	19,114
Provision for asset impairment	9,328	—
General and administrative expenses	6,059	6,092
Total expenses	50,844	47,660

Operating income	4,923	9,446
Other income	413	102
Gain on sale of investment properties, net	1,614	12,850
Gain on sale of joint venture interest	109	108
Interest expense	(7,278)	(8,991)
Income (loss) before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	(219)	13,515

Income tax expense of taxable REIT subsidiaries	(837)	(395)
Equity in earnings of unconsolidated joint ventures	4,089	1,794
Income from continuing operations	3,033	14,914

Income from discontinued operations	—	490
Net income	3,033	15,404

Less: Net (income) loss attributable to the noncontrolling interest	(93)	20
Net income attributable to Inland Real Estate Corporation	2,940	15,424

Dividends on preferred shares	(3,972)	(2,234)
Net income (loss) attributable to common stockholders	$(1,032)	13,190

Basic and diluted earnings attributable to common shares per weighted average common share:

Income (loss) from continuing operations	$(0.01)	0.13

Net income (loss) attributable to common stockholders per weighted average common share — basic and diluted	$(0.01)	0.13

Weighted average number of common shares outstanding — basic	99,932	99,411

Weighted average number of common shares outstanding — diluted	100,376	99,742

Comprehensive income:
Net income (loss) attributable to common stockholders	$(1,032)	13,190
Unrealized loss on derivative instruments	(632)	(500)
Comprehensive income (loss)	$(1,664)	12,690

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest.  In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate.  Under U.S. GAAP, impairment charges reduce net income.  While impairment charges are added back in the calculation of FFO, we caution that because impairments to the value of any property are typically based on reductions in estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance that may be permanent.  We have adopted the NAREIT definition for computing FFO.  Recurring FFO includes adjustments to FFO for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations.  Management uses the calculation of FFO and Recurring FFO for several reasons.  Recurring FFO per weighted average common share outstanding is used in the employment agreements we have with our executives to determine a portion of incentive compensation payable to them.  Additionally, we use FFO and Recurring FFO to compare our performance to that of other REITs in our peer group.  The calculation of FFO and Recurring FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO and Recurring FFO whereas items that are expensed reduce FFO and Recurring FFO.  Consequently, our presentation of FFO and Recurring FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO and Recurring FFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. The following table reflects our FFO and Recurring FFO for the periods presented, reconciled to net income (loss) attributable to common stockholders for these periods:

	Three months ended March 31,
	2015	2014
Net income (loss) attributable to common stockholders	$(1,032)	13,190
Gain on sale of investment properties	(1,434)	(13,343)
Impairment of depreciable operating property	9,328	—
Equity in depreciation and amortization of unconsolidated joint ventures	4,978	4,192
Amortization on in-place lease intangibles	3,810	6,410
Amortization on leasing commissions	489	454
Depreciation, net of noncontrolling interest	11,876	12,250
Funds From Operations attributable to common stockholders	$28,015	23,153

Lease termination income	(2,671)	(4)
Lease termination income included in equity in earnings of unconsolidated joint ventures	(106)	(77)
Recurring Funds From Operations attributable to common stockholders	$25,238	23,072

Net income (loss) attributable to common stockholders per weighted average common share — basic and diluted	$(0.01)	0.13

Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.28	0.23

Recurring Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.25	0.23

Weighted average number of common shares outstanding — basic	99,932	99,411
Weighted average number of common shares outstanding — diluted	100,376	99,742

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Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other REITs.

We believe EBITDA is an important supplemental non-GAAP measure.  We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense.  We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K.  We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results.  Recurring EBITDA includes adjustments to EBITDA for the impact of lease termination income and non-cash impairment charges in comparable periods in order to present the performance of our core portfolio operations.

	Three months ended March 31,
	2015		2014
Net income attributable to Inland Real Estate Corporation	$2,940		15,424
Gain on sale of investment properties	(1,434)		(13,343)
Gain on sale of development properties	(72)		—
Income tax expense of taxable REIT subsidiaries	837		395
Interest expense	7,278		8,991
Interest expense associated with unconsolidated joint ventures	2,077		1,989
Depreciation and amortization	16,175		19,114
Depreciation and amortization associated with unconsolidated joint ventures	4,978		4,192
EBITDA	32,779		36,762

Lease termination income	(2,671)		(4)
Lease termination income included in equity in earnings of unconsolidated joint ventures	(106)		(77)
Impairment loss, net of taxes:
Provision for asset impairment	9,328		—
Recurring EBITDA	$39,330		36,681

Total Interest Expense	$9,355		10,980

EBITDA: Interest Expense Coverage Ratio	3.5	x	3.3	x

Recurring EBITDA: Interest Expense Coverage Ratio	4.2	x	3.3	x

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Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

Same store net operating income, which is the net operating income of properties owned during the same periods during each year ("same store" properties), is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, lease termination income, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three months ended March 31, 2015 and 2014. We also provide a reconciliation of these amounts to the most comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended March 31,
Consolidated	2015	2014	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 94 properties
Rental income	$30,144	29,618	1.8%
Tenant recovery income	14,889	16,146	-7.8%
Other property income	785	392	100.3%
"Other investment properties”
Rental income	3,746	5,020
Tenant recovery income	1,850	3,897
Other property income	183	110
Total property income	$51,597	55,183

Property operating expenses:
"Same store" investment properties, 94 properties
Property operating expenses	$7,358	10,169	-27.6%
Real estate tax expense	9,159	8,757	4.6%
"Other investment properties"
Property operating expenses	1,255	2,014
Real estate tax expense	1,203	1,323
Total property operating expenses	$18,975	22,263

Property net operating income
"Same store" investment properties	29,301	27,230	7.6%
"Other investment properties"	3,321	5,690
Total property net operating income	$32,622	32,920

Other income:
Straight-line rents	$6	735
Amortization of lease intangibles	59	(75)
Lease termination income	2,671	4
Other income	413	102
Fee income from unconsolidated joint ventures	1,434	1,259
Gain on sale of investment properties, net	1,614	12,850
Gain on sale of joint venture interest	109	108

Equity in earnings of unconsolidated joint ventures	4,089	1,794

Other expenses:
Income tax expense of taxable REIT subsidiaries	(837)	(395)
Bad debt expense	(307)	(191)
Depreciation and amortization	(16,175)	(19,114)
General and administrative expenses	(6,059)	(6,092)
Interest expense	(7,278)	(8,991)
Provision for asset impairment	(9,328)	—

Income from continuing operations	3,033	14,914
Income from discontinued operations	—	490
Net income	3,033	15,404

Less: Net (income) loss attributable to the noncontrolling interest	(93)	20
Net income attributable to Inland Real Estate Corporation	2,940	15,424

Dividends on preferred shares	(3,972)	(2,234)

Net income (loss) attributable to common stockholders	$(1,032)	13,190

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Pro Rata Consolidated Information (unaudited)
(in thousands, except per share data)

These schedules present certain Non-GAAP pro-rata consolidated information as of and for the three months ended March 31, 2015. These schedules are considered Non-GAAP because they include financial information related to consolidated joint ventures with an adjustment for the portion related to noncontrolling interests and unconsolidated joint ventures accounted for under the equity method of accounting. Because we incur expenses to manage properties that are not on our balance sheet, we believe providing this information allows investors to better compare our overall performance, size and operating metrics to those of other REITs in our peer group. The Company believes this Non-GAAP information provides supplementary information that is both useful to and has been requested by investors and analysts. Investors should not consider Non-GAAP information as a substitute for, or as superior to, U.S. GAAP information. Rather, Non-GAAP information may provide useful information in addition to information presented in accordance with U.S. GAAP.

Reconciliation of GAAP Reported to Selected Non-GAAP Pro Rata Consolidated Information

	At March 31, 2015
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,534,587	(816)	377,974	2,067	4,169	1,917,981
Total assets	1,571,153	(2,451)	272,480	2,450	2,323	1,845,955
Mortgages payable	376,129	(47)	192,636	—	1,735	570,453
Total liabilities	960,376	(108)	217,120	1,610	1,980	1,180,978

	At December 31, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,519,604	(325)	364,463	2,062	12,790	1,898,594
Total assets	1,572,951	(1,886)	251,697	2,455	7,640	1,832,857
Mortgages payable	384,769	—	168,689	—	6,267	559,725
Total liabilities	949,775	19	196,082	1,607	6,823	1,154,306

	For the three months ended March 31, 2015
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$55,767	—	14,061	(1)	162	69,989
Total expenses	50,844	(15)	9,757	5	81	60,672
Operating income (loss)	4,923	15	4,304	(6)	81	9,317

	For the three months ended March 31, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$57,106	—	13,043	—	59	70,208
Total expenses	47,660	(20)	9,719	2	81	57,442
Operating income (loss)	9,446	20	3,324	(2)	(22)	12,766

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